Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230433) of TuanChe Limited of our report dated May 18, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

May 18, 2020